Collaborative Investment Series Trust 485BPOS

Exhibit 99(e)(xi)

FIRST AMENDMENT

TO

ETF DISTRIBUTION AGREEMENT

This first amendment (the “Amendment”) to the ETF Distribution Agreement (the “Agreement”) dated as of September 30, 2021 by and between Collaborative Investment Series Trust (the “Trust”) and Foreside Fund Services, LLC (“Foreside”) is entered into as of October 28, 2021 (the “Effective Date”).

WHEREAS, the Trust and Foreside (the “Parties”) desire to amend Exhibit A of the Agreement to reflect an updated Funds’ list; and

WHEREAS, Section 8(b) of the Agreement requires that all amendments and modifications to the Agreement be in writing and executed by the Parties.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1.	Capitalized terms not otherwise defined herein shall have the meanings set forth in Agreement.

2.	Exhibit A of the Agreement is hereby deleted in its entirety and replaced by the Exhibit A attached hereto reflecting:

(i)	the deletion of the following Fund:

■	Trend Aggregation Growth ETF

(ii)	the addition of the following Funds:
■	The Next Gen Trend and Defend ETF
■	Rareview Inflation/Deflation ETF
■	Rareview Systematic Equity ETF

3.	Except as expressly amended hereby, all of the provisions of the Agreement shall remain unamended and in full force and effect to the same extent as if fully set forth herein.

4.	This Amendment shall be governed by, and the provisions of this Amendment shall be construed and interpreted under and in accordance with, the laws of the State of Delaware.

IN WITNESS WHEREOF, the Parties hereto have caused this Amendment to be executed in their names and on their behalf by and through their duly authorized officers, as of the Effective Date.

COLLABORATIVE INVESTMENT SERIES TRUST		FORESIDE FUND SERVICES, LLC

By:	/s/ Gregory Skidmore	By:	/s/ Mark A Fairbanks
	Gregory Skidmore, President		Mark A. Fairbanks, Vice President

EXHIBIT A

Funds

Trend Aggregation ESG ETF

Revere Sector Opportunity ETF

Trend Aggregation Dividend Stock ETF

Rareview Dynamic Fixed Income ETF

Rareview Tax Advantaged Income ETF

The SPAC and NEW Issue ETF

FOMO ETF

Fat Tail Risk ETF

The De-SPAC ETF

The Short De-SPAC ETF

Adaptive Core ETF

Mindful Conservative ETF

Mohr Growth ETF

Goose Hollow Tactical Allocation ETF

The Green Bond ETF

The Green Short Term Bond ETF

The Impact Bond ETF

Turtle Capital Short Innovation ETF

The ESG Orphans ETF

The Inverse ESG Orphans ETF

The Next Gen Trend and Defend ETF

Rareview Inflation/Deflation ETF

Rareview Systematic Equity ETF